Exhibit 10.15

                         FOUR OAKS BANK & TRUST COMPANY

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of this 23 day of October, 1995, by and between FOUR OAKS BANK & TRUST COMPANY, a North Carolina banking corporation (the "Bank"), and JEFF D. POPE ("Employee").

                                   WITNESSETH

         WHEREAS, the Bank desires that Employee be retained as an employee of the Bank to serve as Senior Vice President and Smithfield City Executive Officer; and

         WHEREAS, Employee desires to be retained as an employee of the Bank and to serve as Senior Vice President and Smithfield City Executive Officer;

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained in this Agreement, the Bank and the Employee agree as follows:

         1. Employment. Employee is hereby employed by the Bank as Senior Vice President and Smithfield City Executive Officer with the duties, responsibilities and powers of such office as assigned to him as of the date of this Agreement and as customarily associated with such office.

         2. Term: The term of this Agreement shall commence on the date of this Agreement and shall terminate on October 23, 1997 and shall, unless terminated otherwise as set forth in this Agreement, be automatically extended on October 23, 1997 and each anniversary of such date for an additional term of one (1) year unless such automatic extension is declined by either party by notice given not less than ninety (90) days before the end of the then current term of this Agreement.

         3. Compensation and Benefits. In consideration of his services during the term of this Agreement, Employee shall be paid compensation and benefits by the Bank as follows:

         (a) Base Salary. Employee will receive an annual base salary of Fifty Thousand Four Hundred Dollars ($50,400), payable in monthly installments. Employee will be entitled to receive such increases in his annual base salary as may be approved by the Board of Directors of the Bank, with each such increase being included in his annual base salary for all purposes.

         (b) Incentive Payments. Employee shall be entitled to incentive payments as from time to time are approved by the Board of Directors of the Bank.

         (c) Additional Benefits. Employee shall be entitled to receive and to participate, subject to any eligibility requirements, in all benefits generally made available to the Bank's officers and also those generally made available to all salaried employees of the Bank including, but not limited to, stock options, insurance benefits, vacation, sick leave, and reimbursement of expenses incurred on behalf of the Bank in the course of performing duties under this Agreement.

         4. Termination. Employee's employment under this Agreement shall terminate:

         (a) Upon written notice from the Bank to Employee in the event of an illness or other disability incapacitating him from performing his duties for six (6) consecutive months as determined in good faith by the Chief Executive Officer of the Bank, the Board of Directors of the Bank, or a committee of the Board;

         (b) For cause upon written notice from the Bank ("Cause" for this purpose means (i) the willful and continued failure by Employee for a significant period of time substantially to perform his duties with the Bank (other than any such failure resulting from his disability) after a demand for substantial performance is delivered to Employee by the Bank's Chief Executive Officer, Board of Directors, or a committee of the Board which specifically identifies the manner in which the Chief Executive Officer or Board of Directors believes that Employee has not substantially performed his duties, (ii) the willful engaging by Employee in gross misconduct materially and demonstratively injurious to the Bank or (iii) the conviction of Employee of any crime involving fraud or dishonesty); or


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         (c) Upon thirty (30) days notice from Employee to Bank at any time within two (2) years following a change in control of the Bank. "Change in control" means one or more of the following occurrences:

                  (i) A corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of the Bank which constitutes either (A) more than fifty percent (50%) of the shares which voted in the election of directors of the Bank at the shareholders' meeting immediately preceding such determination, or (B) more than thirty-three percent (33%) of the Bank's then outstanding shares entitled to vote.

                  (ii) A merger or consolidation to which the Bank is a party (other than a pro forma transaction for a purpose such as changing the state of incorporation or name of the Bank), if either (A) the Bank is not the surviving corporation, or (B) the directors of the Bank immediately before the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; provided, however, the occurrence described in clause (A) shall not constitute a change in control if the holders of the Bank's voting capital stock immediately before the merger or consolidation have the same proportional ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation.

                  (iii) All or substantially all of the assets of the Bank are sold, leased, or disposed of in one transaction or a series of related transactions.

                  (iv) An agreement, plan contract, or other arrangement is entered into providing for any occurrence which, as defined in this Agreement, would constitute a change in control. The Bank hereby represents, warrants, and agrees that it shall give prompt notice to Employee immediately upon learning of the consummation of any of the events set forth in Paragraph 4 (c) of this Agreement. If the Bank fails to give such notice to Employee, the Bank shall be estopped from contesting, and shall not contest, the adequacy or timeliness of any notice Employee may be allowed or required to give following a change in control of the Bank.

         5. Non-Assiqnability. This Agreement shall not be assignable by Employee. This Agreement shall not be assignable by the Bank without the prior written consent of Employee except to a corporation which is the surviving entity in any merger involving the Bank or to a corporation which acquires all or substantially all of the stock or assets of the Bank.

         6. Modification. This Agreement sets forth all the terms and conditions of the employment agreement between Employee and the Bank and can be modified only by a writing signed by both parties. No waiver by either party to this Agreement at any time of any breach of the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7. Counterparts; Construction. This Agreement may be executed in several identical counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

         8. Severability. Should any provision of this Agreement be declared to be invalid for any reason or to have ceased to be binding on the parties, such provision shall be severed, and all other provisions shall be effective and binding.

         9. Notice. All necessary notices, demands and requests required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, addressed as follows:

                  (a) If to Employee:    Jeff D. Pope
                                         101 Stevens Street
                                         Smithfield, North Carolina 27577

                  (b) If to Bank:        Four Oaks Bank & Trust Company
                                         6144 U.S. 301 South
                                         Four Oaks, North Carolina 27524

         or to such other address as shall be furnished by either party.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      FOUR OAKS BANK & TRUST COMPANY



                                      By:  /s/ Ayden R. Lee, President & CEO
                                      --------------------------------------
                                           Authorized Officer



          ATTEST:


         /s/ Wanda C. Jones
         ------------------
               Secretary


         (SEAL)

                                                  /s/ Jeff D. Pope
                                                  ----------------
                                                      JEFF D. POPE
                                                      Employee


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